SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 16, 2008

OMNICOMM SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50839	11-3349762
(Commission File Number)	(IRS Employer Identification No.)

2101 W. Commercial Blvd. Suite 4000, Ft. Lauderdale, FL	33331
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 473-1254

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On December 16, 2008, pursuant to a Securities Purchase Agreement (“Agreement”) of that date, we sold, an aggregate of $5,075,000 principal amount 12% Convertible Debentures (“Debentures”) and common stock purchase warrants (“Warrants”) to purchase an aggregate of 10,150,000 shares of our common stock to eleven accredited investors in a private transaction exempt from registration under the Securities Act of 1933 in reliance on the exemptions provided by Section 4(2) and Rule 506 of Regulation D of that act. As part of the offering, an aggregate of $525,000 principal amount of previously issued debentures converted into the Debentures. We used or expect to use $800,000 of the gross proceeds to satisfy the outstanding obligations under debentures previously issued on February 29, 2008 and extended on August 29, 2008. We intend to use the balance of the proceeds for general working capital.

The Debentures, which bear interest at 12% per annum, are due December 16, 2010. The Debentures are convertible at any time at the option of the holder into shares of our common stock based upon a conversion rate of $0.50 per share, subject to adjustment as provided in the transaction documents. Interest is convertible as provided in the Debentures. We are not permitted to prepay the Debentures without the prior written consent of the holders. The Warrants, which have a cashless exercise provision, are exercisable until approximately four years after the closing at an exercise price of $0.60 per share. The number of shares covered by the Warrants and the Warrant exercise price are subject to adjustment as provided in the transaction documents.

As part of the transaction, Cornelis Wit, chief executive officer, converted $150,000 principal amount of debentures, and accrued interest, previously issued on February 29, 2008 and extended on August 29, 2008 into $150,000 principal amount of Debentures and 300,000 Warrants, Mr. Wit purchased $4,200,000 principal amount of Debentures and 8,400,000 Warrants; Guus van Kesteren, director, converted $150,000 principal amount of debentures, and accrued interest, previously issued on February 29, 2008 and extended on August 29, 2008 into $150,000 principal amount of Debentures and 300,000 Warrants, Mr. van Kesteren purchased $10,000 principal amount of Debentures and 20,000 Warrants; Ronald T. Linares, chief financial officer, converted $25,000 principal amount of debentures, and accrued interest, previously issued on February 29, 2008 and extended on August 29, 2008 into $25,000 principal amount of Debentures and 50,000 Warrants, Mr. Linares purchased $100,000 principal amount of Debentures and 200,000 Warrants; Atlantic Balanced Fund, a fund managed by Mentor Capital of which Fernando Montero, a director of OmniComm, is president, director and sole shareholder, converted $200,000 principal amount of debentures, and accrued interest, previously issued on February 29, 2008 and extended on August 29, 2008 into $200,000 principal amount of Debentures and 400,000 Warrants; Randall G. Smith, director and Chief Technology Officer, purchased $5,000 principal amount of Debentures and 10,000 Warrants; Matthew D. Veatch, director, purchased $15,000 principal amount of Debentures and 30,000 Warrants; and, Steven E. Johnson, Chief Operating Officer purchased $25,000 principal amount of Debentures and 50,000 warrants. As a result, Mr. Wit and Mr. van Kesteren are considered to be beneficial owners of approximately 29.7% and 5.5%% of our issued and outstanding shares of common stock, respectively.

ITEM 7.01	REGULATION FD DISCLOSURE

On December 17, 2008 we issued a press release regarding the financing described in Items 1.01 and 3.02 hereof. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement dated December 16, 2008 by and between OmniComm Systems, Inc. and each individual or entity named on an executed counterpart of the signature page thereto

10.2	Form of Debenture dated December 16, 2008

10.3	Form of Warrant December 16, 2008

99.1	Press release dated December 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OmniComm Systems, Inc.

December 17, 2008	By:	/s/ Ronald T. Linares
Ronald T. Linares
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Securities Purchase Agreement dated December 16, 2008 by and between OmniComm Systems, Inc. and each individual or entity named on an executed counterpart of the signature page thereto

10.2	Form of Debenture dated December 16, 2008

10.3	Form of Warrant December 16, 2008

99.1	Press release dated December 17, 2008

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